Exhibit 99.2

ENERSYS TO PURCHASE

FIAMM’S MOTIVE POWER BATTERY BUSINESS

Reading, PA, USA, February 16, 2005 –EnerSys (NYSE: ENS), the world’s largest manufacturer, marketer, and distributor of industrial batteries, today announced that it has reached agreement in principle to acquire the motive power battery business of FIAMM S.p.A., a market leader in the automotive sector in starter batteries, acoustic devices and antenna systems, as well as in industrial batteries. The transaction is expected to close in EnerSys’ 2006 first fiscal quarter.

“Fiamm’s motive power business is a great match for EnerSys. It fits into our long-range growth strategy. With revenues, primarily in Europe, of approximately $90 million (equivalent to approximately 70 million Euros), this acquisition will extend EnerSys’ motive power battery leadership position worldwide” noted John Craig, chairman, president and CEO of EnerSys. “EnerSys is committed to continuing to serve Fiamm’s existing motive power customers and distributors as a stand alone business. The Fiamm motive power products, brands and distribution channels are well respected and EnerSys plans to continue to support their development.”

Giulio Dolcetta, Fiamm’s chairman, stated, “We are very pleased to be selling Fiamm’s motive power business to EnerSys, a company that possesses the know-how and size to further enhance the success of Fiamm’s motive power business.”

Consummation of the transaction is subject to the execution of mutually acceptable definitive documentation and the satisfaction of customary closing conditions, including the receipt of government consents.

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800/538-3627; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Fiamm is one of the main global players in its product field and boasts a tradition of strong quality and customer orientation with 2003 sales of more than €500 million (approximately $654 million US) and employing 3,000 people worldwide. The company’s motive power business employs 450 people and had sales of approximately €70 million (approximately $90 million US) in 2004.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, (i) statements regarding EnerSys’ and Fiamm’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “expects,” “anticipates,” “ intends,” ‘plans,” “believes,” ‘seeks,” ‘estimates,” “will” or words of similar meaning; and (ii) statements about the benefits of the proposed acquisition of Fiamm’s motive power business, including any impact on financial and operating results and estimates, and any impact on EnerSys’ market position that may be realized from the proposed acquisition.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) the ability to successfully integrate Fiamm’s motive power business with EnerSys’ business within expected time frames; (2) the possibility that EnerSys may not realize revenue benefits from the proposed acquisition within expected time frames; (3) operating costs and business disruption following the proposed acquisition, including possible adverse effects on relationships with employees may be greater than expected; and (4) competition may adversely affect Fiamm’s business and result in customer loss. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made.